Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30612, 333-39068, and 333-103198) of Blockbuster Inc. of our report dated February 9, 2004, except as to the sixth, seventh, eighth and tenth paragraphs of Note 11 which are as of March 1, 2004, relating to the consolidated financial statements, which appears on this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

March 15, 2004